Notice –Lease agreement

Lessor

Swatow Development Inc.
P.O. Box005
998, Boul. St-laurent
Montreal (QC) H2Z 9Y9

Lessee

Vacances Sinorama Inc.
Suite 518
998, boul. St-laurent
Montreal (QC) H2Z 9Y9

This letter is to inform Swatow Development Inc. that Vacances Sinorama Inc. is exercising the option to extend the lease by 5 years starting from March 1st , 2016 until February 28th, 2021 as per agreed on the original lease agreement dated on December 23rd, 2010, together with the Addendum signed on April 27th ,2012.

Signed in Montreal, this 1st day of February 2016

Vacances Sinorama Inc.

____

Hong QIAN

OFFICE LEASE AGREEMENT

BETWEEN:

SWATOW DEVELOPMENT INC., a corporation duly incorporated under the *Canada Business Corprations Act*, having a place of business at 998 Boul. St-Laurent, Montreal (Quebec), H2Z 9Y9, Canada, legally represented by its vice-president Mr. Mau Sun CHEUNG, duly authorized as he so declares

(the "Landlord")

OF THE FIRST PART

AND

VACANCES SINORAMA INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 99 Av. Viger West, G16-18-19, Montreal (Quebec), H2Z 1E9, legally represented by its president Mr. Qian HONG, duly authorized as he so declares

(the "Tenant")

OF THE SECOND PART

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Contents

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Landlord	Tenant

THIS SUMMARY FORMS AN INTEGRAL PART OF THE LEASE

1. LEASE COMENCEMENT DATE:	March 1st, 2011
2. TENANT:	
STORE NAME:	Vacences Sinorama 华景假期
LEGAL NAME:	Vacances Sinorama Inc.
ADDRESS:	99 Av. Viger West, G16-18-19 Montreal (Quebec), H2Z 1E9
CONTACT PERSON FOR NOTICE	Hong QIAN 3675, AVENUE CERISIERS, BROSSARD (QUÉBEC), J4Z 3S8
3. USE OF LEASED PREMIESE	business of travel agency
4. TERM:	Five (5) years
5. OPTION:	
NO. OF OPTIONS	One (1)
OPTION EXERCICE DATE:	July 2015
OPTION TERMS:	Five (5) years
6. LEASED AREA OF THE PREMISES:	Premises located at fifth (5th) floor of the building under the store number 518.

FROM	TO		PER ANNUM
November 1st, 2010	February 28th, 2011	Fixturing period	$0.00
March 1st, 2011	February 29th, 2016	Initial Term	$156,000.00 plus GST & QST
March 1st, 2016	February 28th, 2021	Extended Term	$210,600 plus GST & QST

7. ADDITIONAL RENT	
OPERATING COSTS	N/A
TAXES	As stipulated under section 3.3
ELECTRICITY	Paid by the Tenant but subject to section 3.3.3
PROMOTION FUND AND ADVERTISING	N/A
8. MOVABLE HYPOTHEC:	$100,000
9. SECURITY DEPOSIT:	$29620,50
10. FIXTURING PERIOD:	Four (4) months
11. POSSESSION DATE:	the date when the Lease is signed

Schedules forming part of this Lease:

Schedule "A": Cadastral Designation of the Centre
Schedule "B": Plan
Schedule "C": Rules and Regulations
Schedule "D": Landlord's Works
Schedule "E": Tenant's Works

INTITIALS	
Landlord	Tenant

OFFICE LEASE AGREEMENT

BETWEEN:

SWATOW DEVELOPMENT INC., a corporation duly incorporated under the *Canada Business Corprations Act*, having a place of business at 998 Boul. St-Laurent, Montreal (Quebec), H2Z 9Y9, Canada, legally represented by its vice-president Mr. Mau Sun CHEUNG, duly authorized as he so declares

(the "Landlord")

OF THE FIRST PART

AND

VACANCES SINORAMA INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 99 Av. Viger West, G16-18-19, Montreal (Quebec), H2Z 1E9, legally represented by its president Mr. Qian HONG, duly authorized as he so declares

(the "Tenant")

OF THE SECOND PART

THE PARTIES HEREBY MUTUALLY AGREE TO THE FOLLOWING:

ARTICLE 1 DEFINITIONS

In this Lease, unless there is something in the subject matter or context inconsistent therewith, the following terms have the following respective meanings:

1.1 "Additional Rent" any amount payable by the Tenant to the Landlord hereunder other than the Rent and the taxes described in Section 3.3 shall be deemed, for the purposes hereof, to constitute Additional Rent and may be collected by the Landlord in the same way as the Rent.

1.2 "Alterations" means all Alterations, adjustments, changes, repairs, renewals, restorations, renovations, rearrangements, remodeling, rehabilitating, retrofitting, relocations, subtractions, reductions, substitutuions, deletions, additions, expansions, reconstructions, reconfigurations, removals, replacements, modifications, improvements, betterments, installations, and decorations, or any one or more of them.

1.3 "Building Systems" means: (a) the heating, ventilating and air-conditioning equipment and facilities and all other systems, services, installations and facilities from time to time installed in or servicing the Premises (or any portion thereof) including, but not limited to, the elevators and escalators and the following systems, services, installations and facilities: mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing, and music; and (b) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them.

1.4 "Capital Taxes" means an imputed amount presently or hereafter imposed from time to time upon the Landlord or the owner of the Centre and payable by the Landlord or the owners of the Centre (or by an entity acting on behalf of the Landlord or the owners) and which is levied or assessed against the Landlord or the owners on account of its ownership of or capital employed in the Centre. Where the Landlord or the owner(s) of the Centre is not a corporation, Capital Tax will be calculated on the basis that the Landlord and /or owner(s) is a corporate entity. Capital Tax will be imputed as if the amount of such tax were that amount due if the Centre were the only real property of the Landlord and Capital Tax includes the amount of any capital or place of business tax or other tax or assessment levied by the provincial government, federal government or other applicable taxing authority against the Landlord whether or not known as Capital Tax, Large Corporations Tax or by any other name.

1.5 "Centre" means (a) the lands ("lands" or "Lands") described in Schedule "A" attached hereto, and all Alterations from time-to-time in, on, under, to, for or which serve such lands, in accordance with the terms of this Lease; and (b) the building, structures, improvements, machinery, installations, equipment, signs, systems, utilities, services and facilities (including, without limitation, the Common Areas and Rentable Areas of the Centre), and all Alterations from time-to-time thereto in accordance with the terms of this Lease, which are from time-to-time located on, in, under, above, or which serve, such lands, where referred to in this Lease, the term "Centre" means the whole of the Centre, unless the context indicates otherwise.

1.6"Commencement Date" is defined in Section 2.4.

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1.7 "Common Areas" means those lands, areas, facilities, utilities, improvements, equipment, systems, signs and installations in, upon or forming part of, or which served now or in the future, all or any part of the Centre which, from time-to-time: (a) are not designated or intended by Landlord to be leased to tenants of the Centre; (b) are designated by Landlord to serve or benefit all or any part of the Centre, whether or not (i) located within, adjacent to, or near the Centre or (ii) open to the general public; (c) are designated by Landlord as part of the Common Areas; and (d) are provide or designated (and which may be changed, rearranged, altered, modified, expanded or reduced, from time-to-time) by Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by the Lease and for the time so permitted by Landlord.

Without limiting the generality of the foregoing, Common Areas include, without limitation: all corridors, hallways, lobbies and stairwells, all walkways and sidewalks, all landscaped and planted areas, the roof and exterior walls of the Centre, exterior and interior structural elements and walls of the Centre, common washrooms, all parking and loading areas and all entrances and exits thereto and all structural elements thereof, all access ways, truck courts, driveways, delivery passages, loading docks and related areas, all electrical, telephone, meter, valve, mechanical, mail, storage, service and janitorial rooms, fire prevention, security and communication systems, and generally all areas forming part of the Centre which do not constitute rented or Rentable premises.

1.8 "C.P.I" means (a) the Consumer Price Index (all items) for Montreal region, which index is published by Statistic Canada or any other entity responsible for that matter, or (b) if the Consumer Price Index is no longer published, an index published in substitution for the Consumer Price Index or any replacement index designed by the Landlord.

1.9 "Event of Default" is defined in Section 18.1;

1.10 "Fixturing Period" means the period granted to the Tenant for possession prior to the Commencement Date for the purpose of fixturing and improving the Premises. Such Fixturing Period shall commence upon the Possession Date, as defined in the Lease Summery;

1.11 "Force Majeure" means any event beyond the control of either party which could not have been reasonably foreseen and against which it could not have protected itself such as, without limiting the generality of the foregoing, natural disasters, epidemics, fires, accidents, acts of war (whether declared or not), insurrections, riots, acts of terrorism, wildcat strikes, partial or total work stoppages or slowdowns, lock-outs, changes in market conditions, power or communications breakdowns, interventions by civil or military authorities, compliance with any orders of governmental authorities, courts or tribunals or public authorities.

1.12 "Lands" means the lands described in Schedule "A" and all rights and easements which are or may hereafter be appurtenant thereto;

1.13 "Landlord" means the owner(s) of the Centre and its mandatory, as well as its successors, assignees and, if applicable, authorized representatives and for greater certainty includes any Person designated from time to time to manage the Centre;

1.14 "Lease" means this agreement and any amendments, modifications or additions in writing hereto, and includes any Schedules, appendices and other documents, if any, attached hereto;

1.15 "Lease Year" in the case of the first Lease Year, means the period beginning on the Commencement Date and terminating on the first anniversary of the last day of the month in which the Commencement Date occurs, unless the Commencement Date is the first day of a month, in which case the first Lease Year will terminate on the expiry of the period of twelve (12) months thereafter. Each subsequent Lease Year shall commence on the first day following the expiry of the preceding Lease Year and terminate on the earlier to occur of: (i) the expiry of the period of twelve (12) months thereafter; or (ii) the termination of this Lease;

1.16 "Leasehold Improvements" means leasehold improvements in, on, to, for or which serve, the Premises, and includes without limitation, all fixtures (excluding Tenant's Trade Fixtures and equipment), Alterations from time to time made, constructed, erected, or installed by, for or on behalf of Tenant or any previous occupant of the Premises in, on, to, for or which serve, the Premises, whether or not easily disconnected or movable, including, without limitation, all : (a) partitions, railings, doors, safes, vaults and hardware; (b) mechanical, plumbing, electrical, sprinkler, fire detection, safety, utility, computer, communication, telecommunication, satellite, heating, humidity, ventilating and air conditioning systems, facilities, installations, fixtures, devices, controls, pipes, wires, conduits, tanks, machinery, fittings and equipment; (c) carpeting, drapes and other floor, wall ceiling and window coverings and drapery hardware; (d) permanently affixed light fixtures; (e) storefronts; (f) grill and other security or locking devices securing all or any part of the Premises; (g) counters, cabinets, shelves and built-in furniture and furnishings; (h) internal stairways, escalators, elevators and any other transportation equipment or systems; (i) ceilings and ceiling panels; (j) ceiling heaters (suspended or otherwise), electric baseboard heaters, furnaces (whether gas, oil or otherwise), and air-conditioning units, and all controls, fittings and equipment; (k) signs,

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exterior sign boxes, bands and the like; (l) any items that would not normally be considered to be Tenant's trade fixture; (m) satellite receivers, transmitters, antennas and base mounts and (n) all items which cannot be removed without damage to the Premises;

1.17 "Mortgage" means any deed of hypothec or trust deed or other security registered against real or immovable property and/or the Landlord's interest in this Lease;

1.18 "Mortgagee" means any hypothecary creditor or trustee for bondholders or holder of any Mortgage from time to time;

1.19 "Normal Business Hours" means such hours as the Landlord reasonably determines from time to time as the opening hours of the Centre, as set out in the Rules and Regulations of the Centre. At all other times, the Tenant shall make arrangements so that the Tenant has access to the Premises.

1.20 "Operating Costs" means (without duplication and without profit, save for the management charge) all reasonable costs, charges and expenses of operating, maintaining, insuring, repairing, replacing and renovating the Centre from time to time including:

1.20.1 all costs, charges, and expenses relating to lighting and other utilities, cleaning, janitorial services, snow and refuse removal, supervising, policing and security;

1.20.2 Landlord's insurance in relation to the Centre;

1.20.3 operating and maintaining fixtures, machinery, equipment and building services for the Common Areas;

1.20.4 striping parking spaces and aisle-ways, landscaping maintenance, repairs and replacements, other than those which are necessary to remedy structural defects or faulty workmanship in construction of Centre;

1.20.5 equipment used for cleaning, operating and maintaining the Centre, public telephones;

1.20.6 depreciation or amortization of (i) the costs and expenses, without duplication, of the repair and replacement of all equipment, meters and other fixtures, equipment and facilities, including sprinkler and irrigation systems, serving or comprising the Centre which by their nature, require periodic or substantial repair or replacement, in accordance with sound accounting principles and (ii) the costs of improvements, repairs and replacements properly charged to capital account, amortized over their useful life, as reasonably determined by the Landlord in accordance with sound accounting principles;

1.20.7 any other taxes levied in respect of or fairly attributable to the Centre, supplies, office expenses and Centre personnel wages and payroll expenses; and

1. 20.8 an annual administration fee equal to fifteen percent (15%) of Operating Costs.

BUT THERE WILL NOT BE INCLUDED THEREIN THE FOLLOWING:

1. 20.9 payments of principal and interest under any mortgage on the Centre;

1. 20.10 Landlord's Capital Tax and tax on large corporations;

1. 20.11 leasing costs and commissions;

1. 20.12 expenses of redecorating and renovating space for new tenants;

1. 20.13 penalties for late payment of Taxes;

1.20.14 Operating Costs pertaining specifically to a building other than the buildings located in the Centre;

1. 20.15 all income or other similar taxes personal to the Landlord;

1.20.16 depreciation, amortization and interest on initial costs of construction of any of the buildings in the Centre;

1.20.17 any amounts directly chargeable to other tenants of the Centre for services or costs directly chargeable to said tenants individually;

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1.20.18 the expenses incurred by the Landlord in respect of the installation or removal of any tenant's improvements or any sums paid by the Landlord to any Tenant of the Centre for any tenant inducement or tenant allowance; and

Net recoveries from insurance claims, warranty claims and claims against tenants causing damage to the Common Areas, to the extent such recoveries pertain to Operating Costs and to the extent of the amounts with respect thereto previously included in Operating Costs, will be deducted from the Operating Costs.

1.21 "Person" includes, if the context allows, a person, firm, partnership or corporate, group of persons, firms, partnerships or corporations, or any combination of them.

1.22 "Premises" has the meaning ascribed to it in Section 2.1.

1.23 "Prime Rate" means, for each month of the Term, the annual prime rate from time to time charged by the Bank of Canada, for the first day of that month, to its most creditworthy commercial customers for Canadian dollar demand loans.

1.24 "Rent" means all amounts determined under Article 3 and payable by the Tenant in accordance with the Lease.

1.25 "Rentable Area of the Premises" means the floor area of any Premises expressed in square feet, measured to the outside surface of the outer building wall and to the centre line of any interior walls separating the Premises from adjoining premises intended for leasing or separating the Premises from corridors or other parts of the Common Areas. The Rentable Area of the Premises includes all interior space, whether or not occupied by projections, structure or columns. If a store front is recessed from the lease line, the area of such recess will be considered to be within the Rentable Area of the Premises;

1.26 "Rentable Area of the Centre" means the aggregate of the Rentable area of all premises in the Centre that are Rented, or designated or intended by the Landlord to be Rented (whether actually Rented or not), calculated in the same manner as the Rentable Area of the Premises;

1.27 "Rentable Premises" means those premises (including the Premises), in or on the Centre that are, or are intended from time to time to be occupied by businesses that sell or lease goods or services to the public;

1.28 "Rules and Regulations" means the rules and regulations promulgated by the Landlord pursuant to Section 21.1 of this Lease. The Rules and Regulations in force as of the Lease Commencement Date are those set out in Schedule "C";

1.29 "Taxes" means all realty taxes, surtaxes, service taxes, duties, assessments, excises, fees, rates (including, without limitation, local improvement, water, snow and sewer rates), business education taxes, business taxes, frozen assessment listings, parking taxes, garbage taxes, sewage taxes, business improvement area charges, educational development charges, impost charges and levies, whether general or special, ordinary or extraordinary, foreseen or unforeseen (collectively, "real property taxes") that are attributable to or levied, imposed, rated confirmed, charged or assessed (collectively "imposed") against the Centre or any part thereof from time-to-time (including, without limitation, the Common Area) by any taxing authority (whether federal, provincial, metropolitan, regional, municipal, school or otherwise), calculated as if the Centre was fully completed and fully occupied by tenants (with no special exemptions or reductions, and without taking into account any actual or potential reduction of real property taxes or change of assessment category or class for premises within the Centre which are vacant), or imposed against Landlord or Owner on account of its ownership of or interest in the Centre or any part thereof, and any taxes or other amounts which are imposed instead of, or in addition to, any such real property taxes (whether of the foregoing character or not or whether in existence at the Commencement Date or not), and any such real property taxes imposed against Landlord or Owner on account of its ownership of, or interest in, the Centre or any part thereof; (b) all costs and expenses incurred by or on behalf of the Landlord or Owner for consulting, appraisal, legal fees on a complete indemnity basis, and other professional fees and expenses to the extent they are incurred in an attempt to minimize or reduce real property taxes, including, without limitation, contesting, resisting or appealing real property taxes, and (c) all amounts imposed against or allocated by Landlord or Owner to the Centre in respect of office expenses, salaries, benefits, and other personnel costs related to the administration and management of amounts such as those included in subsections (a) and (b) in this definition of "Taxes";

1.30 "Tenant" means the party of the Second Part and its permitted successors and assigns;

1.31 "Trade Fixtures" means trade fixtures and includes the personal chattels installed during the Fixturing Period (if any), at the Lease Commencement Date, or during the Term by or on behalf of Tenant, in, on, or which serve the Premises, for the sole purpose of Tenant carrying on its trade in the Premises pursuant to Section 5.1

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[signature]	OH

hereof and which Trade Fixtures Tenant is permitted to remove only to the extent permitted by the terms of this Lease, but Trade Fixtures do not include Leasehold Improvements or any inventory of Tenant;

1.32 "Term" means the period specified in the Lease Summary and, where the context requires, any renewal, extension or overholding thereof;

1.33 "Transfer" means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another person, any transaction by which any right of use or occupancy of all or any part of the Premises is shared with or conferred on any person, any mortgage, charge or encumbrance of this Lease or the Premises or any part thereof, or any transaction or occurrence whatsoever which has changed or will change the identity of the person having lawful use or occupancy of any part of the Premises; and

1.34 "Transferee" means any person or entity to whom a Transfer is or is to be made.

ARTICE 2 GRANT AND TERM

2.1 DESCRIPTION OF PREMISES

In consideration of the Rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby leases to the Tenant and the Tenant rents from the Landlord, an office space of an approximate area of ten thousand square feet (10,000 sq. ft. It is understood by both parties that the measurement of the Rentable Area of the Premises is proximate and may have deviation. It will be defined by the architecture.) known and designated as being premise number 518 located on the fifth (5th) floor of the Centre and marked in red on the plan attached hereto as Schedule B.

2.2 CONSTRUCTION AND FIXTURING OF THE PREMISES

2.2.1 Landlord's Work

It is understood and agreed by the parties that the Tenant accepts the Premises on an "AS IS" basis save and except for any Landlord's Work set out in **Schedule "D"**. The Tenant acknowledges and agrees that he has examined the Premises and is satisfied that the Premises may be used for the purpose for which they are leased in accordance with the description in Lease Summary of this Lease.

2.2.2 Tenant's Work

All construction and fixturing work to be performed in the Premises necessary for the opening of the Tenant's business operation from the Premises shall be completed by the Tenant at the Tenant's sole cost and responsibility (the "Tenant's Work"), the whole in accordance with the conditions set out in **Schedule "E"** of this Lease.

Any repairs, Alterations, replacements, additions or improvements to the Premises executed in order to complete the Tenant's Work are performed by the Tenant for its sole advantage and shall not be interpreted as being done for or on the Landlord's behalf nor can the Tenant be considered as a contractor. Furthermore, notwithstanding the prior approval needed from the Landlord to perform the Tenant's Work, the Tenant shall be solely responsible for all costs and damages resulting from the Tenant's Work.

2.3 NOTICE OF DEFECT

At any time during the Term, the Tenant shall notify the Landlord without delay of any accident or defect in the Premises or in the Centre that it may be aware of.

2.4 TERM

The Term shall commence on the date (the "Commencement Date") that is the earlier to occur of: (a) the date set out in the Lease Summary; and (b) the date that the Tenant opens for business in the Premises, and shall run for the period set out in the Lease Summary and end on the date set out in the Lease Summary unless terminated earlier pursuant to the provisions of this Lease.

2.5 DELAY IN POSSESSION

If for any reason Landlord is delayed in delivering, or is unable to give, possession of all or any part of the Premises to Tenant on or before the Commencement Date, then (a) Tenant shall take possession of the Premises on the date when Landlord delivers to Tenant possession of all the Premises, which date shall be conclusively established by notice from Landlord to Tenant at least five (5) days before such date) (b) the Lease shall not be void or voidable (and shall remain in full force and effect), nor shall Landlord be liable to Tenant for any Claims resulting from any delay in delivering possession of the Premises to Tenant, (c) the Term shall commence on the

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Commencement Date, (d) (unless such delay is caused by or attributable to Tenant) no Rent shall be payable by Tenant for the period prior to the date on which Landlord delivers possession of all the Premises, unless Tenant elects to take possession of a part of the Premises, if possession of a part is available from Landlord, and Landlord consents thereto, whereupon Rent shall be payable in respect of such part from the date such possession is so taken, and (e) the expiry date of the Lease, shall remain unchanged. Despite anything contained to the contrary in this Section 2.5, if Landlord is of the reasonable opinion that it is unable to deliver possession of all or any part of the Premises by the expiration of six (6) months from the Commencement Date, Landlord shall have the right to terminate this Lease, as the case may be, upon written notice to Tenant, whereupon neither party shall have any liability to the other.

2.6 DELAY IN TENANT'S WORK

Notwithstanding the forgoing, should the Tenant fail to complete the Tenant's Work, if any, as described in Schedule E, save and except of Force Majeure, the Rent shall in no event be delayed or deferred.

ARTICLE 3 RENT

3.1 AGREEMENT TO PAY RENT

The Tenant agrees to pay Rent as provided in this Lease.

3.2 BASIC RENT

The Tenant covenants and agrees to pay, from and after the Commencement Date, to the Landlord at the office of the Landlord, or to such other person or at such other location as the Landlord shall direct by notice in writing, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement or set-off whatsoever as annual Basic Rent determined as follows:

- During the Fixturing Period, namely, from November 1st, 2010 to February 28th, 2011, the sum of $0.00 per month;
- Within the Term, starting from March 1st, 2011 to February 29th, 2016, an amount equal to $13,000.00 plus GST and QST per month;
- For the Extended Term, starting March 1st, 2016 to February 28th, 2021, an amount equal to $17,550.00 plus GST and QST per month.

The Basic Rent is payable in advance on the first day of each month by consecutive equal monthly payments. The Tenant shall provide to the Landlord a series of post-dated cheques respectively on the first day of each month in the Lease Year to come.

It is understood and agreed that should the Rent Commencement Date begin on a day other then the first day of the month, the Basic Rent for the said month shall be calculated on a per diem basis.

Except when stipulated otherwise in this agreement, the Basic Rent includes property taxes (municipal taxes and school taxes) of which the base year is 2010, the cost of central heating, air-conditioning and ventilation provided by the Landlord to all the premises (from 9:00 am to 21:00 pm every business day), and the Operating Costs.

Albeit the rent-free period, namely the Fixturing Period, which the Landlord grants to the Tenant, and the first payment of the Rent will be due on March 1st, 2011, the Tenant agrees to pay in advance to the Landlord a sum of $14810.25 representing the Rent of March 2011 upon signature of the Lease.

3.3 ADDITIONAL RENT

In addition to the Basic Rent reserved in favour of the Landlord, the Tenant shall, throughout the Term, pay to the Landlord in lawful money of Canada, without any deduction, abatement or set-off whatsoever, as Additional Rent, the following costs incurred and attributable to the entire Rentable Area of the Premises.

3.3.1 OPERATING COSTS OF THE CENTER

Deleted by the Tenant.

3.3.2 TAXES

3.3.2.1. MUNICIPAL TAXES AND SCHOOL TAXES

Notwithstanding section 3.2, the Tenant agrees to pay its proportionate share (according to BOMA 96) without

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	OH

duplication to the Landlord, starting from the Lease Year of 2014, as Additional Rent, the increase part of the municipal taxes and school taxes. The base year for the calculation of such increase part of municipal taxes and school taxes is the Lease Year of 2010.

3.3.2.2 BUSINESS TAXES, WATER TAXES AND OTHER TAXES IMPOSED ON THE PREMISES

From the Commencement date, the Tenant shall pay without duplication to all taxing authorities, when due, the business tax, water taxes and any other tax, now or henceforth imposed on the Premises, its improvements, equipment and installations, as well as all taxes, permits and any other fees relevant to the Tenant's business, to its occupancy in the Premises and in respect with business made thereof. Should such taxes, permits or fees be imposed directly to the Landlord and paid by the Landlord, the Landlord shall be entitled to be reimbursed by the Tenant within seven (7) days for the amounts thus paid, upon written request of the Landlord to that effect.

3.3.2.3 GOODS AND SERVICES TAX (GST) AND QUEBEC SALES TAX (Q.S.T.)

The Tenant agrees to remit to the Landlord the amount corresponding to the Goods and Services Tax (GST), the Quebec Sales Tax (Q.S.T.) and any other similar tax that could be established during the Term imposed by any taxing authority that the Landlord is obligated to collect, or could be obligated to collect from the Tenant with respect to the Rent or with respect to any other sums payable to the Landlord or for the benefit of the Landlord in virtue of the Lease or with regard to any goods, services and supplies provided to the Tenant by the Landlord in virtue of the Lease or otherwise.

3.3.2.4 TAX CONTESTATION

The Landlord shall be entitled, without obligation, to contest any contribution, tax or decision of a taxing authority or to appeal such decision, as well as to defer, settle or otherwise dispose of such contestation or such appeal in a way the Landlord deems appropriate, and this, at the condition of notifying the Tenant. The Tenant agrees to pay its proportionate share of any cost relating to the objection, appeal or contestation concerning the Taxes and its percentage ratio of any increase in Taxes as a result of such objection, appeal or contestation. If, after such a procedure, the Taxes are lower, the Tenant shall be entitled to beneficiate from such a diminution and will receive the amount of any reimbursement plus interests. Notwithstanding the foregoing, any act, omission or decision from the Landlord with respect to such appeal of contestation shall not give the Tenant the right to delay the payment of Taxes that the Tenant is bound to pay. The Landlord shall give the Tenant any relevant information to the contestation.

3.3.2.5 INDEMNIFICATION

The Tenant shall indemnify the Landlord for any due penalty caused by the non-payment, in full or in part, of any such taxes payable according to Section 3.3.2 or following any disagreement with the taxing authorities concerning the application of all such taxes.

3.3.2.6 NEW TAXES

If the system of taxation now in effect is altered and any new tax, surtax, or levy is imposed or levied on the Premises or its owner or on revenues from the Premises, in substitution for or in addition to Taxes presently levied or imposed on Premises in the City of Montreal, the term "Taxes" shall include such new tax or levy.

3.3.3 ELECTRICITY CONSUMPTION IN THE PREMISES

Subject to section 6.7, the Basic Rent includes the cost of electricity consumed in, for and from the Premises for the basic office use. The establishment of such basic cost of electricity shall be based on the number showed in the meter installed in the Premises within the first three months starting from the Commencement Date.

Provided that the Tenant shall be solely responsible for any damages due to an overload of electrical power, the Tenant undertakes to consume an amount of electrical power never exceeding the capacity of the facilities supplying the Premises. The Landlord shall be entitled to verify the electrical power requirements of the Premises and should such requirements exceed the capacity of the facilities supplying the Premises, the Landlord may take the necessary measures to:

i. Increase such capacity and any costs thus incurred shall be at the Tenant's own expense; or

ii. Require the Tenant to reduce its electrical power requirements to within the existing capacity.

3.4 LATE PAYMENT

If the Tenant fails to pay any Rent when the same is due and payable, such unpaid amount shall bear the Landlord's commercial loan interest plus four percent (4%) per annum, calculated from the due date until full

INTITIALS	
Landlord	Tenant

payment, without prejudice to the other rights of the Landlord under this Lease.

3.5 RENT DISPUTES

The Tenant may dispute an invoice, billing or statement in respect of Rent only by giving written notice to the Landlord specifying the basis of the dispute within six (6) months after delivery of the invoice, billing or statement, as the case may be. The Tenant will, in any event, continue to pay Rent in accordance with the Landlord's invoice, billing or statement until the dispute is resolved. No dispute in respect of any invoice, billing or statement issued to the Tenant is valid unless the procedure set out above is strictly complied with.

3.6 REIMBURSEMENT OF EXPENSES INCURRED BY THE LANDLORD

Any expense incurred by the Landlord to mitigate any breach of the Tenant's obligations shall be payable as Additional Rent upon receipt of a written notice from the Landlord outlining the Tenant's breach of its obligations under the terms of the Lease and the amount paid by the Landlord. Such notice must be accompanied, where applicable, by a copy of the invoice paid by the Landlord and, where applicable, the banking instrument pertaining to the payment made by the Landlord.

ARTICLE 4 PROMOTION FUND AND ADVERTISING

4.1 PROMOTION FUND CONTRIBUTION

Deleted by the Tenant.

4.2 USE OF PROMOTION FUND

Deleted by the Tenant.

ARTICLE 5 USE OF THE PREMISES

5.1 USE OF PREMISES

The Tenant shall use the Premises solely to conduct its business as a travel agency.

The use of the Premises by the Tenant must at all times comply with any restrictive covenants, present and future, if any, affecting the Centre, and with any other covenants binding the Landlord with any third party and the whole in accordance with the terms of the Lease. The Landlord represents to the Tenant that the aforementioned authorized use does not contravene with any of the said restriction or covenants.

The Landlord gives the exclusivity to the Tenant for the business of travel agency in the Centre during the term and any options, but the Landlord reserves the right to terminate this exclusivity with a written notice in 2 weeks advance when the Tenant has any default mentioned in this Lease.

5.2 NO WARRANTY OF USE

Notwithstanding any legal warranty, Landlord does not make any representation or warranty whatsoever to Tenant in respect of the use of the Premises which is permitted under applicable Laws during the Term or is permitted by any applicable zoning by-laws during the Term. Nothing herein shall be interpreted so as to imply that the Lease is conditional upon the Tenant obtaining any permit for the carrying on of its business from any municipal or other authority. Tenant shall be solely responsible to obtain, at its own cost, all permits, consents and authorizations required for its occupation of the Premises and the operation of its business therein.

5.3 CONTINUOUS OPERATION

The Tenant must occupy the Premises effective the Commencement Date and must subsequently carry on its business in an uninterrupted and energetic manner throughout the Premises.

If the Tenant fails to open the Premises, fully fixtured, stocked and staffed, on the Commencement Date, or having thus opened for business, the Tenant fails to operate continuously during normal business hours (from 9:00 am to 5:00 pm) as provided in this Section 5.3, then, in each such event (and in addition to all other amounts payable hereunder) for each day during which such default occurs, the Tenant shall pay to Landlord (as an Additional Rent), a penalty for the simple delay in performance of such obligations, the said penalty being equal to two (2) times the Basic Rent payable for each of such days of default, the whole under reserve of and without prejudice to any other recourses of Landlord and without prejudice to the right of Landlord to prove greater damages.

The Tenant acknowledges that its continued occupancy of the Premises and the continuous and active conduct of its business in the Premises are of the utmost importance to the Landlord in:

INTITIALS	
Landlord	Tenant

1) avoiding the appearance and impression generally created by vacant space;

2) facilitating the leasing of vacant space in the Centre and the lease renewals of existing tenants; and

3) maintaining the character, quality and image of the Centre and the traffic within the Centre's retail area.

The Tenant also acknowledges that the Landlord shall suffer substantial damage and serious and irreparable injury if the Premises are left vacant or are abandoned during the Term or if Tenant does not comply with the provisions of this Article 5, even in the event that Tenant pays all rent required hereunder.

5.4 CONDUCT OF BUSINESS

In the conduct of the Tenant's business pursuant to this Lease, the Tenant shall:

5.4.1 operate its business diligently in the whole of the Premises and in a lawful manner;

5.4.2 abide by all Rules and Regulations, as well as general policies formulated by the Landlord from time to time;

5.4.3 not commit or suffer or permit to be committed any damage to the Premises or any nuisance or other act or thing which disturbs the enjoyment of any other tenant or occupant of premises in the Centre and not perform any acts or carry on any practice which may damage the Centre and not cause or permit annoying noises or vibrations or offensive odours to emanate from the Premises;

5.4.4 not do, nor suffer or permit to be done, any act in or about the Common Areas of the Centre or the building which, in the Landlord's opinion, hinders or interrupts the flow of vehicular or pedestrian traffic to, in and from the Centre, and not do, nor suffer or permit anything to be done which, in the Landlord's opinion, in any way obstructs the free movement of persons doing business in the Centre;

5.4.5 not, nor suffer or permit its employees or agents to solicit business in any part of the Centre other than the Premises, nor display any signs or merchandise elsewhere within the Centre outside the Premises at any time without the prior written consent of the Landlord;

5.4.6 Where reasonably possible, use the name of the Centre, as the same may be designated from time to time by the Landlord and all insignias or logos and other identifying names and marks from time to time associated therewith and which the Landlord instructs the Tenant to use in connection with such names in the advertising of its business conducted in the Premises; notwithstanding the foregoing provisions, the Tenant does not have nor shall it acquire any rights in such names, marks or insignias and, at the option of the Landlord, the Tenant will abandon or assign to the Landlord any such rights which the Tenant may acquire by operation of law, and will properly execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this subsection;

5.4.7 not install or allow in the Premises any transmitting device nor erect any aerial on the roof of any building forming part of the Centre or on any exterior walls of the Premises or in any of the Common Areas of the Centre and any such installation shall be subject to removal forthwith by the Landlord without notice and such removal shall be done and all damage caused as a result thereof shall be made good in each case at the cost of the Tenant, payable, as Additional Rent, forthwith on demand;

5.4.8 not use any travelling or flashing lights other than Christmas lights, or signs or any loudspeakers, televisions, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside of the Premises. Should the Tenant contravene the provisions of this subsection, the Landlord shall be entitled at any time without notice to remove such equipment wherever same may be located and such removal shall be done and all damage as a result thereof shall be made good, in each case, at the cost of the Tenant, payable, as Additional Rent, forthwith on demand;

5.4.9 not tolerate, nor suffer or permit its employees, or agents, contractors or representatives to enter upon the roof of the building for any reason whatsoever, nor to make any repairs, openings or additions to any part of the exterior of the Premises nor place any attachments, decorations, signs or displays thereon or thereto without the prior written consent of the Landlord. Should the Tenant contravene the provisions of this subsection, the Landlord shall be entitled at any time without notice to remove such attachments, decorations, signs or displays and such removal shall be done and all damages as a result thereof shall be made good, in each case, at the cost of the Tenant, payable, as Additional Rent, forthwith on demand, the whole without prejudice to the Landlord's other rights and recourses.

5.5 NON-EXCLUSIVE RIGHT TO USE COMMON AREAS OF THE CENTER

The Landlord grants to the Tenant for the Term as an appurtenant part of this Lease, for use by the Tenant and its agents, invitees, employees, licensees and customers, in common with the Landlord and others entitled to use them, the non-exclusive right to use the Common Areas of the Centre in accordance with the terms and conditions of this Lease. Without limiting the generality of the foregoing, such right and license will include the right to use the parking areas, all areas of pedestrian and vehicular access and the entrances and exits to and from the Centre,

INTITIALS	
Landlord	Tenant
	OH

as same may exist from time to time, for the purpose of pedestrian and vehicular access to and from the Centre and the Premises and parking vehicles in parking spaces.

ARTICLE 6 TENANT'S REPONSIBILITIES

6.1 MAINTENANCE AND REPAIRS

The Tenant shall keep and maintain the Premises and all furniture, furnishings, fixtures, equipment and improvements therein, in good order and first-class condition. Without limiting the generality of the foregoing, the Tenant shall periodically paint and refurbish the Premises. For greater certainty, the Tenant shall be solely responsible for the maintenance, repairs and/or replacement of all doors permanently attached to the Premises, which shall be its exclusive use thereof.

6.2 CLEANING

The Tenant shall clean the Premises and all furniture, furnishings, fixtures, equipment and improvements in accordance with the highest standards of cleanliness.

6.3 HEATING, VENTILATING AND AIR-CONDITIONING

The Tenant shall operate, maintain, repair, regulate and replace if required the heating, ventilating and air conditioning and plumbing and kitchen exhaust equipment which are within the Premises in such manner as to maintain conditions of temperature and humidity which are reasonably acceptable to the Landlord and so that there will be no appropriation of heating, ventilating or air-conditioning from the Common Areas of the Centre. The Tenant shall co-operate with the Landlord and shall participate in the implementation of programs relating to the conservation of energy in the Centre.
For the equipments used for more than ten years, if need to be replaced, the Landlord is responsible for replacement.

6.4 EXTERMINATION IN THE PREMISES

During the Term and any renewal period thereof, the Tenant shall use the services of a professional exterminator approved by the Landlord, at its own costs, as frequently as required by the Landlord acting reasonably or the competent authorities. The Tenant shall furnish to the Landlord, upon request, proof that the said extermination procedure has been effected. If the Tenant neglects to furnish the said proof to the Landlord or neglects to have the extermination completed the Landlord may, after informing the Tenant, proceed to the hiring of an extermination company to have the work done and all costs shall be reimbursed by the Tenant to the Landlord upon receipt of the Landlord's invoice.

6.5 WASTE

The Tenant undertakes to keep the Premises in sanitary manner, free of any waste and garbage that could contribute to the increase of fire hazards, to produce unpleasant odours, to infest the Premises with insects or rodents or obstruct the installations and Common Areas of the Centre. Furthermore, the Tenant shall place its waste and garbage in a closed container at the location indicated by the Landlord.

6.6 RETURN OF PREMISES

At the expiration or earlier termination of the Term, the Tenant shall return the Premises to the Landlord in as good condition as the Tenant is required to maintain the Premises throughout the Term, normal wear and tear excluded.

6.7 TENANT NOT TO OVERLOAD FACILITIES

The Tenant shall not install any equipment, which will exceed the capacity of any facilities in the Premises. In the event the Tenant installs equipment or appliances in the Premises, the electrical consumption of which exceeds basic cost of electricity established under subsection 3.3.3 or in the event the Landlord has reasons to believe that an excess amount of electricity is being consumed by the Tenant in the Premises, the Landlord shall be entitled to verify the Tenant's actual consumption of electricity. If the latter exceeds the basic cost of electricity established under subsection 3.3.3, the Tenant shall reimburse the Landlord and pay to the Landlord of the excess electricity actually consumed. Any amount payable by the Tenant to the Landlord in accordance with the foregoing shall be payable as Additional Rent within no later than then (10) days of receipt of an invoice from the Landlord to this effect.

6.8 REMOVAL AND RESTORATION BY TENANT

INTITIALS	
Landlord	Tenant

All Leasehold Improvements shall immediately, on their placement, become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements or Trade Fixtures shall be removed from the Premises by the Tenant either during or at the expiry or earlier termination of the Term except that:

(1) the Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that the Tenant is not in default under this Lease, and at the end of the Term, the Tenant shall remove its Trade Fixtures; and
(2) the Tenant shall, at its sole cost, remove such Leasehold Improvements as the Landlord shall require it to remove, such removal to be completed on or before the end of the Term.

The Tenant shall, at its own expense, repair any damage caused to the Center by the Leasehold Improvements or Trade Fixtures or their removal. If the Tenant does not remove its Trade Fixtures prior to the expiry or earlier termination of the Term, such Trade Fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable. For greater certainty, the Tenant's trade fixtures shall not include any of the following: (a) heating, ventilating or air-conditioning systems, facilities and equipment serving the Premises; (b) floor coverings; (c) light fixtures; (d) suspended ceiling and ceiling tiles; (v) wall and window coverings; and (e) partitions within the Premises. Notwithstanding anything in this Lease, the Landlord shall be under no obligation to repair or maintain the Tenant's installations.

Notwithstanding the foregoing, it is agreed and understood that the Tenant retains a leasehold interest in the Alterations, installations, addition and improvements made by the Tenant or made by the Landlord on the Tenant's behalf and the Tenant is entitled to all rights of depreciation to the extent to which the Tenant is entitled pursuant to the *Income Tax Act* of Canada.

6.9 TENANT TO DISCHARGE ALL LEGAL HYPOTHECS

The Tenant will not allow any legal hypothecs or other encumbrances to be registered against the Lands or the Centre or any part of them, or the Landlord's or the Tenant's interest in the Premises in respect of materials supplied or work constituting part of the Tenant's Work and the Tenant shall promptly discharge any legal hypothec registered against the Lands or the Centre as a result of such work, its occupancy of the Premises or its operations therein. Furthermore, the form with respect to waiver of legal hypothec supplied by the Landlord will be signed by the Tenant's general contractor and/or sub-contractors and returned to the Landlord before construction begins.

If the Tenant fails to promptly discharge or cause any such legal hypothec to be discharged, then in addition to any other rights or remedies of the Landlord, the Landlord may, but will not be obligated to, discharge the legal hypothec by paying the amount claimed into court, and the Landlord's costs thereof will be immediately due and payable by the Tenant to the Landlord within ten (10) days following demand by the Landlord as Additional Rent.

6.10 TENANT'S DEFAULT

Should the Tenant be in default and not conform to its obligations to repair, replace and maintain the Premises as indicated in this Article 6, within a reasonable period of time which shall not be less than ten (10) days, to a written notice given to the Tenant by the Landlord, the Landlord will be entitled, without other prior notice, to enter the Premises and to carry out, in the Tenant's place and at the Tenant's own expense, any repairs or other necessary modifications and to obtain, upon request, an administration fee of fifteen percent (15 %) calculated on the total of the costs of the said work. The Tenant shall pay the total amount of such expenses upon the Landlord's demand as Additional Rent.

ARTICLE 7 CONTROL AND OPERATION BY LANDLORD

7.1 CENTER OPERATION AND REPAIR

The Landlord shall operate, maintain and repair the Centre, any Building Systems serving the Premises that are not the Tenant's responsibility under Article 6 and any other service facilities not within or exclusively serving the Premises, to the extent required to keep the Centre, equipment and facilities in a state of good repair and maintenance in accordance with normal Centre management standards for a similar building in the vicinity. For greater certainty:

- the Landlord's obligations shall not extend to any matters that are the responsibility of the Tenant herein; and
- the Landlord shall promptly make all repairs to the structural components of the Centre including, without limitation, the roof (including the roof membrane), interior concrete slab floors and exterior walls.

INTITIALS	
Landlord	Tenant
GB	OH

7.2 USE OF COMMON AREAS

The Tenant shall have the right of non-exclusive use, in common with others entitled thereto, for their proper and intended purposes, of those portions of the Common Areas intended for common use by tenants of the Centre, provided that such use by the Tenant shall always be subject to such reasonable Rules and Regulations as the Landlord may from time to time determine. At times other than during Normal Business Hours, the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Centre only in accordance with the Rules and Regulations and other security requirements of the Landlord.

7.3 CONTROL OF COMMON AREAS AND PROPERTY

7.3.1 The Common Areas shall at all times be subject to the exclusive management and control of the Landlord. Without limitation, the Landlord may, in its operation of the Centre, do any or all of the following: regulate, acting reasonably, all aspects of loading and unloading and delivery and shipping, and all aspects of garbage collection and disposal; designate employee parking areas or prohibit the Tenant and its employees from parking in or on the Centre; and do and perform such other acts in and to the Centre as, using good business judgment, the Landlord determines to be advisable for the proper operation of the Centre.

7.3.2 The Landlord reserves the right to lease parts of the Common Areas from time to time, to alter the layout or configuration of and/or reduce or enlarge the size of the Common Areas and/or the Rentable Area of the Centre, to cease to treat as part of the Centre any buildings or lands now forming part of the Centre and/or to add additional lands or buildings to the Centre, and to make other changes to the Centre as the Landlord shall from time to time reasonably determine. Despite anything else contained in this Lease, the Landlord has no liability for any diminution or alteration of the Common Areas that occurs as a result of the Landlord's exercise of its rights under this Section 7.3 or elsewhere in this Lease. The Tenant shall not be entitled to compensation or a reduction or abatement of Rent for such diminution or alteration. Further, no such diminution or alteration of the Common Areas shall be deemed to be a constructive or actual eviction of the Tenant or a default by the Landlord of any obligation for quiet enjoyment contained in this Lease or provided at law.

7.4 RELOCATION

7.4.1 The Landlord reserves the right, at any time before or during the term of this Lease or any renewal term, on giving the Tenant not less than sixty (60) days' prior written notice, to relocate the Tenant to any other premises within the Centre as the Landlord may deem advisable or necessary, provided, however, that the new premises shall be substantially similar to the Premises, in terms of visibility, size, and leasehold improvements.

7.4.2 In the event of a relocation, the Landlord shall construct all Leasehold Improvements to a quality substantially equal to that of the Premises in the new premises and pay all reasonable moving costs incurred by the Tenant in transferring its property from the Premises to the new premises, including the costs of all utility, telephone and other communication hook-ups.

7.4.3 The Tenant agrees to execute, on the request of the Landlord, an amendment to this Lease documenting the change in location, but all other terms, covenants and conditions of the Lease shall remain in full force and effect, save and except that any rent and additional rent shall be reduced in the event that the new Premises are much smaller in size, but not no increased rent or additional rent shall be payable if the new Premises are larger in size.

ARTICLE 8 REPAIRS AND MODIFICATIONS IN THE PREMISES

8.1 The Tenant shall not make any repairs, Alterations, decorations or improvements to the Premises without obtaining the Landlord's prior written approval, such approval not be unreasonably withheld. The Landlord shall not be obligated to consider any request for such approval unless and until the Tenant shall have submitted to the Landlord:

(1) details of the proposed work including drawings and specifications prepared by qualified designers or engineers and conforming to good engineering practice;
(2) evidence satisfactory to the Landlord that the Tenant has obtained all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities.

8.2 All such repairs, Alterations, decorations or improvements by the Tenant to the Premises approved by the Landlord shall be performed:

(1) by competent workmen and certified pursuant in force legislation;
(2) in a good and workmanlike manner, provided that such work is supervised by an architect pursuant to a supervision contract;
(3) in accordance with the drawings and specifications approved by the Landlord;
(4) subject to the reasonable regulations, controls and inspection of the Landlord; and

INTITIALS	
Landlord	Tenant

(5) "As-built" plans and specifications shall be given to the Landlord as soon as possible following completion of the work.

8.3 Moreover, if any such work may in the expert's opinion affect the structure of the Premises or any other part of the building, such work shall be performed only by the Landlord at reasonably competitive rates, in which case the Tenant shall, upon completion thereof, pay to the Landlord, upon demand, the Landlord's Costs. No such repairs, Alterations, decorations or improvements shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Centre or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes.

8.4 Any repair, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not in accordance with the drawings and specifications approved by the Landlord shall, if required by the Landlord, promptly be removed by the Tenant and the Premises restored to their previous condition.

ARTICLE 9 INSURANCE

9.1 TENANT'S INSURANCE

Starting from the Possession Date and throughout the Term and any renewal thereof or later occupation of the Premises, the Tenant shall contract and maintain in force, at its sole cost and expense, insurance with respect to its interest in the Premises, the fixtures and improvements made by or on behalf of Tenant in the Premises, and all operations of Tenant in and from the Premises.

Tenant's insurance shall be in amounts equal to those maintained by prudent tenants of similar premises and shall, without limiting the foregoing, cover the following risks:

9.1.1 Comprehensive general liability insurance including, but not limited to public liability, property damage, "all risks" Tenant's legal liability insurance in an amount not less than the full replacement cost of the Premises, including loss of their use, personal injury liability, contractual liability, non-owned automobile liability and contractor's protective insurance coverage all on an occurrence basis with respect to the use, occupancy, activities or things on the Premises conducted by the Tenant and any other person on the Premises, and by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is by law responsible in any other part of the Premises and with respect to the use and occupancy of any other part of the Centre by Tenant or any of its employees, agents, contractors or persons for whom Tenant is in law responsible. Such policies shall be written on a comprehensive basis with inclusive limits of not less than TWO MILLION DOLLARS ($2,000,000.00) for each occurrence involving for bodily injury to any one or more persons, death or property damage, and such higher limits as the Landlord, acting reasonably, requires from time to time. Such policies shall also contain a severability of interest's clause and a cross-liability clause.

9.1.2 "all risks" (including flood and earthquake) coverage for property of every kind owned by Tenant or for which Tenant is legally liable or installed by or on behalf of Tenant and which is located within the building, including, without limitation, all of Tenant's furniture and movable equipment and all leasehold improvements and other improvements, in an amount not less than the full replacement cost thereof;

9.1.3 business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to the perils insured against in subparagraph 9.1.1 and other perils commonly insured against by prudent tenants; and

9.1.4 such other coverage as Landlord or the Mortgagee may reasonably require having regard to the risks, which are customarily insured against by prudent tenants of like premises.

SUCH INSURANCE SHALL INCLUDE:

(1) Landlord and any mortgagee designated by Notice from Landlord together with those for whom they are in law responsible as additional insured as their respective interests may appear;
(2) a severability of interests and cross-liability clauses protecting Landlord in respect of claims by Tenant as if Landlord was separately insured;
(3) a provision prohibiting the insurer from materially altering or cancelling the coverage without first giving Landlord at least thirty (30) days prior Notice thereof; and
(4) a waiver of any subrogation rights, which Tenant's insurers may have against Landlord and against those for whom Landlord is in law responsible.

As of the Possession Date, Tenant shall provide Landlord with certificates of such insurance and any renewals thereof and, at Landlord's request.

INITIALS	
Landlord	Tenant
[signature]	[signature]

9.1.5 The Tenant is entitled to self-insure with respect to the plate-glass, including the glass door, window, and glass plate installed in the Premises.

9.2 INCREASED RISK AND REMEDIES

Tenant shall not do or commit any act upon the Premises or bring into or keep upon the Premises any article, which will affect the fire risk or increase the rate of fire insurance or other insurance on the Centre. Without limiting the foregoing, in no event shall any inflammable materials, except for kinds and quantities required for ordinary retail occupancy and permitted by the insurance policies covering the Centre, or any explosives whatsoever, be taken into the Premises or retained therein.

Tenant shall comply with the rules and requirements of Landlord's insurers' inspection service and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Centre, including policies insuring against contractual and extra-contractual liability.

Should the rate of any type of insurance on the Centre be increased by reason of any violation of the Lease by Tenant or by reason of the occupancy of the Premises by Tenant, Landlord, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable immediately by Tenant and collectible as Additional Rent.

Should any insurance policy on the Centre be cancelled or threatened to be cancelled by the insurer by reason of the use and occupation of the Premises or any part thereof by Tenant or by any permitted assignee, subtenant, concessionaire or licensee of Tenant, or by anyone permitted by Tenant to be upon the Premises, Landlord may at its option terminate the Lease by leaving at the Premises a Notice of its intention to do so if the Tenant fails to rectify the situation within 10 days of its receipt of a written notice from the Landlord, and thereupon Rent and other payments for which Tenant is liable hereunder shall be apportioned and paid in full to the effective date of termination under such Notice and Tenant shall forthwith deliver vacant possession of the Premises to Landlord. Landlord may also, at its option and at the expense of Tenant, enter upon the Premises and rectify the situation causing such cancellation or threatened cancellation.

The Landlord, by its representatives, may at any time enter the Premises to remove any article or remedy any condition, which, in the Landlord's reasonable opinion, would be likely to lead to cancellation of any insurance policy. Such entry by the Landlord will not be deemed a re-entry or a trespass.

Nothing contained herein will relieve the Landlord from liability arising from or contributed to by its negligence or the negligence of those for whom it is responsible at law.

ARTICLE 10 ASSIGNMENT AND SUBLETTING

10.1 ASSIGNMENT OR SUBLETTING

The Tenant may not assign the Lease or sublet the Premises or part thereof or allow any use of the Premises without prior written consent of the Landlord, which consent shall not be unreasonably withheld.

The Tenant may assign this Lease or sublet all or a portion of the Premises provided that:

(1) the Tenant shall have provided adequate information to enable the Landlord to assess the creditworthiness, reputation and business of the proposed assignee or subtenant;

(2) there shall be no change in the use of the Premises without the Landlord's consent;

(3) the Tenant shall have obtained the approval of the Landlord acting reasonably to such assignment or sublease (which may be withheld in its discretion, in each case, if the rate of Rent either is or might be less than that payable under this Lease, or if the Landlord is not satisfied with the creditworthiness, reputation or business of the proposed assignee or sub-tenant); notwithstanding the provisions of Article 1871 of the Civil Code of Quebec, the Landlord shall have thirty (30) days from its receipt of the Tenant's request to assign the Lease or sublet the Premises to notify the Tenant that it either approves or disapproves of the proposed assignment or subletting;

(4) the Tenant shall enter into a sublease or assignment agreement with the proposed subtenant or assignee, which agreement shall have been prepared by the Landlord on the Landlord's standard form, at the Tenant's expense, not to exceed ONE THOUSAND DOLLARS ($ 1,000.00) and not to apply in the event of a permitted transfer;

INTITIALS	
Landlord	Tenant

(5) the proposed subtenant or assignee shall have agreed in writing with the Landlord to observe and perform all the obligations of the Tenant under this Lease in respect of the Premises or the part thereof which the Tenant wishes to sublet or assign and shall grant the Landlord a movable hypothec in the form contained in Section 18.4 hereof;

(6) the Tenant shall be bound solidarily with the assignee or subtenant for the performance of all of the terms, obligations and conditions of this Lease and shall not be released from performing any of same, without the benefit of division, discussion or subrogation.

The Tenant shall pay the Landlord's costs on account of any request for approval and, if applicable, the preparation of the implementing documentation, as set out in sub-paragraph (4) above.

10.2 PRE-APPROVED ASSIGNMENT OR SUBLETTING

Notwithstanding anything to the contrary, the Tenant shall have the right, without the consent of the Landlord, but upon written prior notice to the Landlord, to assign the Lease or sublet the whole of the Premises:

to a corporation which is a holding body corporate, a subsidiary body corporate or an affiliate of Tenant (within the meaning of the *Canada Business Corporations Act* or *Quebec Companies Act*), but only so long as such holding body corporate, subsidiary body corporate or affiliate remains a holding body corporate, subsidiary body corporate or affiliate (as the case may be) of the Tenant; or

(1) to a corporation formed as a result of a merger or amalgamation (as those terms are defined in the *Canada Business Corporations Act* or *Quebec Companies Act*) of the Tenant with another corporation or corporations; or

(2) to an acquirer of a majority of Tenant's other similar locations (whether acquired directly as a result of the acquisition of assets or indirectly as a result of the acquisitions of shares from the present shareholders of Tenant's corporation); or

(3) to a fully trained franchisee of the Tenant or a corporation related or affiliated with the Tenant as those terms are defined by the *Canada Business Corporations Act* or *Quebec Companies Act*, however conditional upon the financial situation of the franchisee or of the corporation related or affiliated with the Tenant having been divulgated to the Landlord and having been found satisfactory to the Landlord, acting reasonably. The assignment or sublease mentioned above will be applicable so long as in each of the foregoing cases;

(4) such assignee or sub-Tenant shall carry on only the same business as is permitted to be carried on by the Tenant pursuant to the Lease and under the same trade name as the Tenant; and

(5) there continues to remain a continuity of business practices and policies and mode and style of operation notwithstanding such assignment or subletting.

Furthermore, the Tenant shall remain solidarity responsible of all obligations contained in this Lease, renouncing to the benefit of division and discussion, failing which any assignment or sublease shall be deemed null and void. In the event of any assignment or sublease in the circumstances set out above, the Landlord shall not have the right to increase the Basic Rent or the Additional Rent or to terminate this Lease.

10.3 CHANGE IN CONTROL

Except as provided in Section 10.2, the Tenant shall obtain the approval of the Landlord which approval shall not be unreasonably withheld to any change in the effective control of the Tenant. The Tenant shall provide to the Landlord the information described in sub-section 10.1 with respect to the Person or Persons to whom control is passing. If the Landlord has not been notified and has reasons to believe that there was a change of control, then the Tenant shall, upon request by the Landlord, make available to the Landlord its corporate or partnership books and records in order to determine whether there has been a change in control.

10.4 ADVERTISING OF PREMISES

The Tenant shall not advertise or allow the Premises to be advertised as being available for lease without the written approval of the Landlord of the form and content of such advertisement which shall not mention any financial terms.

10.5 SUB-TENANT'S RENUNCIATION

If the Tenant fails to perform the obligations that it is obligated to perform for the sub-tenant, the sub-tenant will

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not have the right to exercise the Tenant's rights and recourses against the Landlord to have them performed. Consequently, the Tenant shall obtain an express renunciation to such right from any sub-tenant.

ARTICLE 11 SUBORDINATION AND ATTORNMENT

11.1 ASSIGNMENT BY THE LANDLORD

In the event of the sale or lease by the Landlord of the Centre, of the Lands or of any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord shall, to the extent that such purchaser or assignee assumes the obligations of the Landlord hereunder, be freed of all liability with respect to obligations, the performance of which has not yet become due at the time of the sale, lease or assignment.

11.2 SUBORDINATION

All of the Tenant's rights under this Lease are subjected and subordinated to any hypothecary creditor's rights or other holder of any real right upon the Lot or any other assignee of the Landlord's rights under this Lease, and the Tenant shall acknowledge such hypothecary creditor or assignee as the Landlord under this Lease, as an essential condition of this Lease. The Landlord undertakes to act diligently to see that such subordination or attornment does not infringe the Tenant's right of enjoyment of the Premises under this Lease, as long as the Tenant is not in default hereunder.

11.3 SIGNATURE OF DOCUMENTS

The Tenant agrees to execute and sign any act or document deemed necessary or desirable by the Landlord, or its creditors, in order to subordinate the Lease to any hypothec or other charge, at the Landlord's expense.

However, the Tenant may demand that the creditor of any said hypothec, trust deed or other charge undertakes to assure the Tenant's right of enjoyment of the Premises, in conformity to the Lease, as long as the Tenant is not in default according to the Lease.

ARTICLE 12 ACCESS TO PREMISES AND CONTROL OF THE CENTRE

12.1 INSPECTION, REPAIRS AND INSTALLATIONS

The Landlord shall have access to the Premises on forty-eight (48) hours prior written notice except in the event of an emergency, without liability toward the Tenant, to examine and verify the Premises for the purpose of making therein any repairs, changes or modifications the Landlord deems necessary or desirable for the operation and proper maintenance of the Building, provided that the Landlord will use reasonable efforts not to materially interfere with the Tenant's business operations in the Premises more than is reasonably necessary in the circumstance.

12.2 VISITING THE PREMISES

During the final six (6) months of the Term and any renewal term thereof, the Tenant shall permit the Landlord to visit the Premises, or have the Premises visited, during Normal Business Hours. However, any broker, purchaser, sponsor or assessor of the building shall be entitled to this right, for the whole Term, provided that the Landlord, any broker, purchaser, sponsor or assessor of the building will use reasonable efforts not to materially interfere with the Tenant's business operations in the Premises.

12.3 CONTROL OF CENTRE

The Landlord, using good business judgment, shall perform any acts which it determines to be advisable for the more efficient and proper operation of the Centre, provided such acts do not unduly interfere with the conduct of Tenant's business in the Premises or public access directly into the Premises. More particularly and without limitation, the Landlord shall be entitled to do the following:

(1) temporarily obstruct or close off all or any part of the Centre for the purpose of maintenance, repair, Alteration or construction;

(2) use any part of the Common Areas and facilities of the Centre, for merchandising, display, decorations, entertainment, or promotional activities;

(3) regulate the delivery or shipping of goods, merchandise, supplies and fixtures to the Premises;

(4) grant, modify and terminate servitudes and other agreements pertaining to the use or maintenance of all or any part of the Centre;

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(5) construct other buildings, structures or improvements in the Center and/or Lands and make Alterations and additions to the Centre and/or to the Lands (excluding the Premises);

(6) from time to time, change the area, level, arrangement or use of the Centre or any part thereof; and

(7) relocate, rearrange or change the location or use of the various buildings, parking areas, Common Areas and other parts of the Centre excluding the Premises from those existing at any time, either during the Term or prior to the Lease Commencement Date and without the Tenant's consent.

The Tenant renounces to any claim of any nature whatsoever it may have against the Landlord resulting from the foregoing.

ARTICLE 13 DAMAGE AND DESTRUCTION

13.1 DESTRUCTION OF THE PREMISES

Should the Premises be destroyed or damaged by fire or other casualty for which the Landlord is insured, and subject to the present Lease, then:

13.1.1 If, in the Landlord's reasonable opinion, the damage or destruction is such that the Premises is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event in the opinion of the Landlord, the period of repair or reconstruction of the Premises would exceed one hundred and eighty (180) days from the date of such damage or destruction the Landlord may terminate this Lease by giving to the Tenant notice in writing of such termination; in which event this Lease shall cease as of the date of such destruction or damage and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid in full as of the date of such destruction or damage. In the event that the Landlord does not so terminate this Lease, the Landlord shall, to the extent of the insurance proceeds available, repair the Premises with all reasonable speed and the Rent hereby reserved shall abate from the date of the destruction or damage until the date the damage shall be made good to the extent of enabling Tenant to use and occupy the whole Premises in conformity with the provisions of Section 13.1.2 hereinafter.

13.1.2 If, in the Landlord's reasonable opinion, the damage be such that the Premises are not capable of being used for more than half of the Rentable Area of the Premises for the purposes for which they are hereby leased and in the reasonable opinion of the Landlord the period of repair and reconstruction would not exceed one hundred and eighty (180) days from the date of such damage or destruction, then the Landlord shall, to the extent of the insurance proceeds available, repair the Premises with all reasonable speed. In that event, until the date such damage has been repaired, the Tenant shall be exempt to pay Rent for the period during which the Premises are not capable of being used for half of the Rentable Area of the Premises for the purposes for which they are hereby leased. When the Tenant will be capable of using the Premises for half or more of the Rentable Area of the Premises then the Rent hereby reserved shall abate in the proportion that the part of the Premises which is rendered unfit for occupancy bears to the whole of the Premises from the date of the damage until the date the damage shall be repaired to the extent of enabling Tenant to use and occupy the whole Premises.

13.2 DESTRUCTION OF THE BUILDING ERECTED ON THE LANDS

Notwithstanding Section 13.1, in the event that fifty percent (50%) or more of the Rentable Area of the Centre located on the Lands or fifty percent (50%) of the Common Areas of the Centre at any time during the Term, is destroyed or damaged by fire, or other casualty insured against by the Landlord, whether or not the Premises are affected by such occurrence, then, upon the occurrence of either of such events, the Landlord may, by written notice to the Tenant within ninety (90) days of any such occurrence, terminate this Lease, in so far as such a termination is not discriminatory, in which event the Term and the tenancy hereby created and all of the Tenant's rights herein shall expire on the thirtieth (30th) day after such notice is given as though such date were the original expiry date of the Term, without the Landlord being responsible for damages of any kind whatsoever, contractual or extra-contractual, or any other claim arising from any such termination or cancellation. All Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless there has been an abatement of Rent pursuant to Section 13.1.

13.3 LEASE IN FORCE

Notwithstanding anything to the contrary contained in the *Civil Code of Quebec*, and except as may otherwise be provided in this Article 13, this Lease shall continue to be and remain in full force and effect upon the occurrence of any damage or destruction to the Centre, the Lands and/or the Premises or any part(s) thereof as contemplated in this Article 13.

13.4 REBUILDING

It is expressly understood that all repair and rebuilding by the Landlord under any provision of this Article 13

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may be carried out by the Landlord, as the Landlord in its discretion determines and, without limiting the generality of the foregoing, in no event shall the Landlord be bound to repair or rebuild the Premises or the Centre to their original form, specification or dimension.

13.5 INSURANCE PROCEEDS

In the event the Premises are rebuilt, the Tenant shall use all insurance proceeds with respect to the Leasehold Improvements for the rebuilding of such Leasehold Improvements.

13.6 TENANT'S PROPERTY

Subject to Subsection 13.1.1, nothing herein contained shall oblige the Landlord to repair or reconstruct any property of the Tenant or Leasehold Improvements.

13.7 NEGLIGENCE OF TENANT

If any damage or destruction by fire or other cause to the Centre or the Premises, whether partial or not, is due to the fault or negligence of the Tenant, its officers, agents, employees, servants, or visitors, without prejudice to any other rights and remedies of the Landlord and without prejudice to the rights of subrogation of the Landlord's insurer the Tenant shall be liable for all costs and damages.

Notwithstanding the foregoing, it is agreed that the Tenant shall not be held responsible should such damage and destruction be as a result of Landlord's gross fault or negligence.

ARTICLE 14 EXPROPRIATION

In the case of partial expropriation or taking possession of the totality or a part of the Centre by any competent authority, that in the Landlord's opinion renders the operating of the Premises impracticable, the Landlord may cancel the Lease by giving a written notice to the Tenant. The Lease shall be cancelled on the date the expropriating authority takes possession of the expropriated property, the whole without any recourse against the Landlord, but without prejudice to the Tenant's rights against the expropriating authority.

In the case of partial expropriation of the Lands or of the Centre, that in the Landlord's opinion does not affect the operation of the Premises, this Lease shall remain in full force, without any recourse from the Tenant against the Landlord, but without prejudice to the Tenant's right to claim any indemnification or compensation that might be due by the expropriating authority, regardless of the Landlord's rights and recourse.

ARTICLE 15 DAMAGE

15.1 LOSS OR DAMAGE

Notwithstanding any other provisions in this Lease or the Laws, Landlord shall not be liable for damage to or loss, theft, or destruction of property at any time in or on the Premises or in or about the Centre, regardless of the cause therefore (except where such cause is Landlord's gross fault).

Save as set out in Article 13 and without limiting the generality of the foregoing, there shall be no abatement from or reduction of Rent nor shall Tenant be entitled to damages, costs, losses or disbursements from Landlord regardless of the cause therefore on account of fire or other casualty. Neither shall there be any claim of any nature whatsoever by Tenant against Landlord, nor any abatement nor reduction of Rent, nor recovery by Tenant from Landlord on account of partial or total failure of, damage caused by, lessening of supply of, or stoppage of, heat, air-conditioning, electric light, power, water, plumbing, sewerage, elevators, escalators or any other service, nor on account of any damage or annoyance occasioned by water, snow, or ice being upon or coming through the roof, skylight, trapdoors, windows, or otherwise, or by any defect or break in any pipes, tanks, fixtures, or otherwise whereby steam, water, snow, smoke or gas, leak, issue or flow into the Premises, nor on account of any damage or annoyance occasioned by the condition or arrangements of any loading docks or of any electric or other wiring, nor on account of any damage or annoyance arising from any acts, omissions, or negligence of co-tenants or other occupants of the Centre, or of owners or occupants of adjacent or contiguous property, nor on account, directly or indirectly, of the making of Alternations, or structural changes to the building, or anything or service therein or thereon or contiguous thereto.

15.2 GENERAL INDEMNIFICATION OF LANDLORD

Tenant shall indemnify Landlord and save it harmless from and against all claims and costs arising from this Lease, or any occurrence in, upon or at the Premises, or occasioned wholly or in part by any act or omission of Tenant or by anyone permitted to be on the Premises or in the Common Areas and facilities of the Centre by

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Tenant, or by a failure by Tenant or by anyone permitted to be on the Premises by Tenant to comply with laws, unless any such claim, cost or occurrence results from the gross fault of Landlord of those for whom it is in law responsible. If Landlord, without gross fault on its part, is made a party to any litigation commenced against Tenant, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and legal fees (judicial and extra-judicial) incurred or paid by Landlord in connection with such litigation.

15.3 NO REDUCTION OF RENT

The Tenant acknowledges that it shall not be entitled to any compensation, any decrease or reduction in the Rent, nor to any cancellation of the Lease, nor to any claim against the Landlord for material damage, and expenses, for any reason or cause whatsoever, nor to any indemnification of any amount whatsoever of Rent payable under this Lease.

ARTICLE 16 SIGNS AND ADVERTISING

16.1 The Tenant, after first obtaining the Landlord's approval (which approval shall not be unreasonably withheld) with respect to the conception or design and location of the sign, shall, at the Tenant's expense, install, maintain and operate a suitable sign or other permanent or fixed advertising material installed in the Premises, the whole to be in accordance with applicable municipal by-laws and all other applicable regulations in a manner so as to not adversely affect the visibility and peaceful enjoyment of the building. The Tenant shall, in addition, verify with the Landlord that the locations chosen to install the signs are capable of receiving same. Should this not be the case, any work required shall be at the Tenant's sole expense. The plans relating to the work to be done shall be approved by the Landlord in advance. Any such sign shall remain the property of the Tenant and shall be maintained by the Tenant and the Tenant shall pay for the electricity consumed by such sign, if any.

During the Term or any extension thereof, the Tenant, after first obtaining the Landlord's approval and the permit of City with respect to the size, conception or design and location of the sign, shall, at the Tenant's expense, install, maintain and operate a sign on the exterior walls of the Premises.

16.2 All acquisition, repair, maintenance, and replacement cost of the signs and advertising installed by the Tenant inside and outside the Premises shall be assumed at its sole expense, such signs or advertising shall be kept in a good state of maintenance and repair during the whole Term. At the end of the Term of the Lease the Tenant will be responsible for the removal costs of the signs and advertising the Tenant has installed in the Premises and shall promptly repair any damages caused by such removal.

ARTICLE 17 COMPLIANCE WITH LAWS AND INDEMNIFICATION

17.1 COMPLIANCE WITH LAWS

The Tenant shall, at its expense and without delay:

17.1.1 Comply with every disposition and requirement of any laws, regulations, orders and by-laws of federal, provincial and municipal governments having jurisdiction over Premises, its use by the Tenant as well as the operation of the Tenant's business in the Premises;

17.1.2 Carry out all changes and modifications to the Premises which may be required by the above mentioned authorities, and prior to executing such changes and modifications, shall submit to the Landlord the plans and specifications to obtain the Landlord's written approval, which approval shall not be unreasonably withheld. Should the Tenant fail to carry out the changes or modifications required by the authorities having jurisdiction, the Landlord, following a written notice to the Tenant, may execute said changes or modifications and claim repayment from the Tenant as Additional Rent.

17.2 PRESENCE, USE AND OWNERSHIP OF HAZARDOUS SUBSTANCES

The Tenant covenants and agrees that neither the Tenant nor its agents or employees will bring upon the Premises or any part thereof any hazardous substances. If at any time, the Tenant or its agents or employees brings any hazardous substances upon the Premises or a part thereof, the Tenant shall, at its expense:

17.2.1 immediately give the Landlord written notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the following provisions of this section;

17.2.2 promptly remove the hazardous substances from the Premises in a manner which conforms with all laws and regulations governing the movement of same unless the Landlord's permission in writing as to the conditions under which the hazardous substances may remain on the Centre, the Lot and the Premises is first obtained; and

17.2.3 if requested by the Landlord, obtain at the Tenant's cost and expense from an independent consultant designated or approved by the Landlord, verification of the complete and proper removal thereof from the Premises, or, if such is not the case, a report as to the extent and nature of any failure to comply with the foregoing provisions of this Section 17.2;

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17.2.4 indemnify and save harmless the Landlord from all costs, fines, losses, damages and liabilities resulting from any act or omission of the Tenant in regard to any matter provided for in this Section 17.2.

If the Tenant shall bring or create upon the Premises any hazardous substances or if the conduct of the Tenant's business shall create any hazardous substance upon the Premises, notwithstanding any rule of the law to the contrary, such hazardous substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the hazardous substance or the goods containing the hazardous substance to the Premises and notwithstanding the expiry or earlier termination of this Lease.

Notwithstanding anything to the contrary hereinabove the foregoing shall not apply to any hazardous substances which have not been placed on the Premises by the Tenant, or persons under its control or acting under its direction.

ARTICLE 18 DEFAULT AND RECOURSES

18.1 DEFAULT

The occurrence of any of the following events shall constitute a default by Tenant:

(1) if any item of Rent is not paid on its due date and the Tenant fails to remedy within five (5) days of written notice;

(2) if Tenant assigns, transfers or encumbers the Lease or sublets or permits the use of the Premises by others except in a manner permitted in the Lease;

(3) if Tenant vacates or abandons the Premises or ceases to operate its business therein prior to the expiry of the Lease or fails to operate it in accordance with the laws and with the provisions of the Lease or does not take possession of the Premises as required by the Lease;

(4) if the whole or a substantial portion of the property of Tenant on the Premises is seized before or after judgment or taken in execution or attachment by a creditor of Tenant or any third party;

(5) if Tenant or the Surety (if any) makes an assignment for the benefit of creditors; if a receiver-manager is appointed to control the conduct of the business on or from the Premises; if Tenant or the Surety (if any) becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors; or if an order is made for the winding-up of Tenant or the Surety (if any) and such order remains uncontested for five (5) business days;

(6) if Landlord's security as set forth in Section 18.4 is or becomes (in total or in part) invalid or unenforceable or of a lesser value or rank as a result of an act or omission of Tenant, save and except as expressly permitted per the Landlord in written;

(7) if Tenant fails to perform any of its other obligations under the Lease and fails to cure the default prior to expiration of the time period set out in the Notice of default sent by Landlord.

18.2 LANDLORD'S RECOURSES

If Tenant defaults hereunder, Landlord is entitled to any one or more of the following recourses, Tenant hereby accepting that all recourses pursuant to this Lease are cumulative and may be exercised separately or in combination:

(1) enter the Premises, if necessary, and proceed to cure the default, including without limitation the making of any payments due or alleged to be due by Tenant to third parties (such as, without limitation, the costs of insurance or business taxes) and the non-payment of which may adversely affect the Centre or effecting any repairs to the Premises, and Tenant shall pay on demand Landlord's costs on account thereof;

(2) terminate this Lease upon giving notice of such termination to Tenant. Tenant hereby accepts and consents that the Lease shall then by such Notice terminate *ipso facto* without the necessity of any other "mise en demeure" or legal process whatsoever and no payment or acceptance of Rent subsequent to such default shall give Tenant the right to continue occupancy of the Premises or in any way affect the rights of Landlord herein. Tenant hereby expressly waives any rights or benefits which it may have under Article 1883 of the *Civil Code of Quebec*. Tenant shall thereupon within fifteen (15) days quit and surrender the Premises to Landlord and Landlord shall have the right to enter the Premises and dispossess Tenant and remove any persons or property thereupon without the necessity of any legal proceedings whatsoever;

(3) upon occurrence of a Tenant default, Rent for the then current month and Rent arears, if any, as well as a lump sum of liquidated damages, equal to three (3) months' Basic Rent and Additional Rent (or up to the end of the Term, if the Term expires in less than three (3) months) shall immediately become due and payable without prejudice to the rights of Landlord to recover any damages suffered as a result of Tenant's default. Nothing in the present paragraph shall affect the rights of Landlord against Guarantor;

(4) in addition to any other recourses which Landlord may have hereunder or by law, Landlord shall be

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entitled to recover from Tenant all other damages and all expenses it may incur or suffer by reason of Tenant's default or termination of the Lease, including without limitation:

a. for loss of Rent or Sales Taxes;

b. the reasonable cost incurred by Landlord to take possession of the Premises and the cost of resiliating the Lease; and

c. reimbursement of reasonable attorney's fees and disbursements (judicial and extra-judicial) to the extent of twenty percent (20%) of the amounts otherwise payable by Tenant to Landlord; if the default has not occurred in respect of monetary obligation, the amount of such compensation shall not exceed FIVE THOUSAND DOLLARS ($5,000).

(5) exercise any hypothecary right it may possess;

(6) demand specific performance;

(7) upon forty-eight (48) hours prior notice, interrupt any service which Landlord is obligated or elects to furnish to the Premises or to Tenant pursuant to the Lease;

(8) any other recourses available at law.

18.3 COSTS

Tenant shall pay without duplication to Landlord all Landlord's costs (including, without limitation, all reasonable legal fees and disbursements, judicial or extra-judicial) incurred in enforcing the terms of the Lease, or in respect of which Tenant has agreed to insure, or to indemnify Landlord. Such costs shall include without limitation any auditing appraisal and expert fees and any costs related to the releasing of the Premises.

18.4 LANDLORD'S SECURITY

As security for the full and final payment of Rent and for the performance by the Tenant of all its obligations pursuant to the Lease, the Tenant hereby grants to the Landlord a first-ranking movable hypothec for an amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), present and future relating to the business operations carried on within the Premises. It is specifically hereby agreed that should the Tenant default to any of the terms of this Lease such a default shall automatically authorize the Landlord to exercise all of its hypothecary rights as described above, in compliance with the dispositions of the *Quebec Civil Code*.

The Tenant hereby irrevocably authorizes the Landlord to do all that is necessary, at the Tenant's expense, to ensure that this hypothec remains effective and at all times opposable to third parties, including, without limitation, the right to sign and execute any necessary documents or statements that must be published in the appropriate registers.

The Tenant shall furnish the Premises with and maintain therein a sufficient quantity of machinery, equipment, inventory, furniture and fixtures, all free and clear of any hypothecs, conditional sales contracts and other encumbrances of any nature whatsoever, to cover the amount of the hypothec granted hereunder.

Landlord shall have the right upon prior notice of at least twenty-four (24) hours to enter the Premises for the purpose of taking an inventory of the movable property which is hypothecated in its favour pursuant to the provisions of this Section.

The Tenant may finance its business operations within the Premises in which case the Landlord shall agree to cede rank of this hypothec to the appropriate lending bank or other financial institution for an amount which shall be determined by the Landlord based on the Tenant's financial capacity to pay Rent and to fulfil its other obligations pursuant to this Lease. The Tenant shall provide the Landlord at the latter's request any pertinent information which the Landlord requires in order to make an enlightened determination in respect of the aforementioned cession of rank. In consideration of such cession of rank, the Tenant shall, if required by the Landlord, supply the Landlord with some other form of security in addition to the hypothec granted hereunder.

18.5 SECURITY DEPOSIT

The Tenant has deposited a cheque dated on December 23rd, 2010 to the Landlord the sum mentioned in the Lease Summary as continuing security deposit (the "Security Deposit"), receipt of which is hereby acknowledged. The Security Deposit shall be held by the Landlord without liability for interest until 90 days after the expiration of the Term, as security for the faithful performance by the Tenant of all the terms, obligations and conditions of this Lease it is obliged to fulfill and/or observe.

If at any time during the Term any of the Basic Rent, Additional Rent or any other sums which may become due by the Tenant to the Landlord pursuant to this Lease be overdue and unpaid, or if the Tenant is otherwise in default of its obligations hereunder, then the Landlord at its option may, in addition to any and all other rights and

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remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit or so much thereof as is necessary to compensate the Landlord for any amount due and unpaid by the Tenant or to compensate the Landlord for any other default of the Tenant. In such event, the Tenant shall forthwith remit to the Landlord upon its written Notice, a sum sufficient to restore the said Security Deposit to the original sum deposited. The Tenant's failure to do so within five (5) days after receipt of the Landlord's written Notice shall constitute a material default pursuant to this Lease.

ARTICLE 19 NOTICES

19.1 NOTICES

For the purposes of this Lease, the term "Notice" means any notice, request, demand, or other instrument given pursuant to this Lease.

Any Notice shall be in writing and may be delivered in person or sent by registered mail, messenger or bailiff with proof of delivery and shall be addressed:

1) if to Landlord, at:
SWATOW DEVELOPMENT INC.
998 Boul. St-Laurent
Montreal (Quebec)
H2Z 9Y9

Or to such other Person or at such other address as the Landlord may designate by Notice, and

2) if to Tenant, at the Premise, or at the option of the Landlord, at the address showed in the Lease Summary.

Any such Notice shall be conclusively deemed to have been given or made on the day upon which such Notice is delivered in person or if sent by registered mail, messenger or bailiff, at the date appearing on the proof of delivery. Either party may at any time give Notice to the other of any change of address of the party giving such Notice and from and after the giving of such Notice, the address therein specified shall be deemed to be the address of such party for the giving of Notices hereunder.

ARTICLE 20 MODIFICATION OF LEASE AND PERFORMANCE BY THIRD PARTY

20.1 MODIFICATION OF THE LEASE

Any modification of the terms and conditions of the Lease (except for modifications to the Rules and Regulations) shall be valid only if adopted after an agreement between the Landlord and the Tenant, such agreement must be confirmed in writing, prepared by the Landlord and signed by the Landlord, the Tenant and the Surety, if any.

20.2 PERFORMANCE BY A THIRD PARTY

The Tenant, including any person claiming to be a subtenant or assignee of the Tenant, agrees that the payment of Rent or the performance of any obligation by any person other than the Tenant shall not constitute an acknowledgement of rights other than those expressly granted hereunder or a waiver of any of the Landlord's rights and recourse.

The Landlord may, at any time, accept Rent from the Tenant or from any physical or moral person occupying or not the Premises, without in any way waiving any of its rights and recourse in virtue of this Lease.

ARTICLE 21 MISCELLANEOUS

21.1 RULES AND REGULATIONS

The Tenant shall comply with all Rules and Regulations and reasonable amendments thereto, adopted by the Landlord for the more efficient and proper operation of the Centre, including those set out in Schedule "C". The Landlord shall give the Tenant Notice of any amendment to the Rules and Regulations. Such Rules and Regulations may differentiate between different types of businesses in the Centre. The Landlord shall have no obligation to enforce any rule or regulation or the provisions of any other lease against any other Tenant, and the Landlord shall have no liability to the Tenant with respect thereto. Such Rules and Regulations may regulate the Tenant's conduct, but shall not materially interfere, with the Tenant's ability to conduct its business in an efficient and effective manner and its other rights under this Lease. Such Rules and Regulations shall not be applied against the Tenant in a discriminatory manner.

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21.2 RENEWAL OPTION

Provided Tenant is not in material default, and has not been in substantial or repetitive default under the Lease beyond any applicable due periods and is itself in occupancy of the Premises, Landlord shall grant to Tenant one (1) option to renew the Lease for the space it then occupies for a further period of five (5) years, upon the same terms and conditions as contained in the Lease (the "Extended Term"). The Basic Rent for the Extended Term is agreed by both parties as section 3.2. This option may be exercised by giving Landlord written notice at least ten (10) months but not more than twelve (12) months prior to the end of the Term, failing which this Lease shall expire and be deemed null and void.

21.3 PUBLICATION OF THE LEASE

The Lease may be published by the Tenant, at its own cost, but only in a notice form and after having obtained the Landlord's prior written consent (which consent shall not be unreasonably withheld) regarding the content of such notice (the "Notice of Lease") which shall not contain any reference whatsoever to the monetary provisions of the Lease and shall always be subordinated to the present Lease. Once the Lease is expired, the Tenant undertakes, at its own cost, to publish the necessary document to attest the expiration of the Lease, if not done, the Landlord may proceed to do so at the Tenant's cost and the Tenant designates irrevocably the Landlord as its mandatory and as legally qualified to do so.

21.4 NO PARTNERSHIP

The parties to this Lease expressly declare that no provision of this Lease or act on their part shall be deemed or shall be interpreted to establish any relationship between the parties other than that of Landlord and Tenant, or Landlord, Tenant and Surety, if any.

21.5 ENTIRE AGREEMENT

This Lease is the entire agreement between the Landlord and the Tenant. The Tenant further acknowledges that the execution of this Lease shall constitute a conclusive presumption that all pre-contracts, offer to lease, agreements and representations, written or verbal, previously entered into or made by the parties or their agents are hereby cancelled. This Lease may be amended only by an agreement in writing signed by both the Landlord and the Tenant. The Landlord shall prepare any amendment of the Lease as aforesaid and the Tenant shall pay to the Landlord Landlord's costs of such preparation not to exceed FIVE HUNDRED DOLLARS ($ 500.00), unless such amendment is requested by the Landlord.

21.6 SOLIDARY OBLIGATION

Should this Lease be signed by more than one Person as Tenant, each of them shall be solidary liable toward each other and towards the Landlord, without the benefit of division and discussion, for the performance and observance of all the terms and conditions of this Lease.

21.7 GOVERNING LAWS AND ELECTION OF DOMICILE

The laws in force in the Province of Quebec shall govern this Lease. Furthermore, notwithstanding the fact that any party outside of the judicial district of Montreal or Quebec may have executed this Lease, all of the parties hereby elect domicile before the court competent jurisdiction in the judicial district of Montreal or Quebec, at the Landlord's option.

21.8 PARTIAL INVALIDITY

Should, for any reason whatsoever, any provision of this Lease, be to any extent held or rendered invalid, unenforceable or illegal, then:

(1) Such provision shall be deemed to be independent from the remainder of the Lease agreement and to be divisible therefore, and shall in no case invalidate the remainder of the Lease; and
(2) The valid remainder of the Lease agreement shall continue to be enforceable to the fullest extent permitted by law against any person and circumstance other than those for which it has been held or rendered invalid, unenforceable or illegal.

21.9 CANCELLATION

The Tenant renounces by the present to any right that it could have to cancel the Lease according to Article 65.2 of the *Bankruptcy and Insolvency Act*.

INTITIALS	
Landlord	Tenant

21.10 LANGUAGE

The parties specifically declare that they have requested that the present Lease be drawn up in the English language. Les parties déclarent qu'elles ont demandé que le présent Bail soit rédigé en anglais.

IN WITNESS THEREOF, the Tenant declares having read the present Lease and obtained from the Landlord's representatives or its own legal counsel all the pertinent explanations allowing him to comprehend its content.

SIGNED in Montreal, this 23rd day of December 2010

LANDLORD:

SWATOW DEVELOPMENT INC.

Par: Mau Sun CHEUNG

TENANT:

VACANCES SINORAMA INC.

Par: Qian HONG

INTITIALS	
Landlord	Tenant

SCHEDULE A

CADASTRAL DESIGNATION OF THE CENTRE

An immovable property situated in the City of Montreal, Province of Quebec, known and designated as being composed of :

Lot number ONE MILLION ONE HUNDRED EIGHTY THOUSAND SIX HUNDRED AND SIXTY-SIX (1 180 666) of the Cadastre of Quebec, registration division of Montreal;

Lot number ONE MILLION ONE HUNDRED EIGHTY THOUSAND SIX HUNDRED AND SIXTY-FIVE (1 180 665) of the Cadastre of Quebec, registration division of Montreal;

Lot number ONE MILLION ONE HUNDRED EIGHTY THOUSAND SIX HUNDRED AND SIXTY-EIGHT (1 180 668) of the Cadastre of Quebec, registration division of Montreal;

With building thereon erected bearing civic numbers 988 and 998 Saint-Laurent Boulevard and 997 and 999 Clark Street, Montreal, Quebec.

INTITIALS	
Landlord	Tenant

SCHEDULE B

FLOOR PLAN

INTITIALS	
Landlord	Tenant

SCHEDULE C

RULES AND REGULATIONS

The Tenant will:

1. Keep the inside and outside of all glass in the doors and windows of the Premises clean;
2. Keep all exterior storefront surfaces of the Premises clean;
3. Replace promptly, at its expense, any creaked or broken window glass of the Premises;
4. Maintain the Premises at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;
5. Keep any garbage, trash, rubbish or refuse in rat proof containers within the interior of the Premises until removed;
6. Remove garbage, trash, rubbish and refuse at its expense on a regular basis as prescribed by the Landlord;
7. Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; and
8. Cause its employees, agents, and contractors to park only in the parts of the Common Areas, if any , designated by the Landlord as employee parking.
9. The tenant should follow all other building regulations as settled by the Landlord during the current lease term and any renewals.

The Tenant will not:

1. Commit or permit waste upon or damage to the Premises or any nuisance or other act that disturbs the quiet enjoyment of other tenants or occupants of the Center;
2. Do anything that may damage the Center or permit ordure, vapors, steam, water, vibrations, noises or other undesirable effects to come from the Premises.
3. Place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the adjacent footwalks or elsewhere on the exterior of the Premises or the Common Areas;
4. Permit accumulations of garbage, trash, rubbish or other refuse within or outside the Premises;
5. Distribute handbills or other advertising matter to Person in the Center other than in the Premises;
6. Permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking facilities, mall or other area of the Center;
7. Receive, ship, load or unload articles of any kind including merchandise supplies, materials, debris, garbage, trash, refuse and other chattels except through service access facilities designated from time to time by the Landlord;
8. Use the plumbing facilities for any other purposes than those for which they are constructed;
9. Use any part of the Premises for lodging, sleeping or any illegal purposes;
10. Cause or permit any machines selling merchandise, rendering services or providing, however operated, entertainment to be present on the Premises unless consented to in advance in writing by the Landlord;
11. Solicit business and display merchandise except in the Premises, nor do or permit anything to be done in or on the Common Areas or the Center that hinders or interrupts the flow of traffic to, in and from the Center or obstructs the free movement of Person in, to or from the Center; or
12. Permit on the Premises any transmitting device or erect an aerial on any exterior walls of the Premises or any of the Common Areas, or use travelling or flashing lights, signs or television or other audio-visual or mechanical devices that can be seen outside of the Premises, or loudspeakers, television, phonographs, radios or other audio-visual or mechanical device that can be heard outside of the Premises.

INTITIALS	
Landlord	Tenant

SCHEDULE D

LANDLORD'S WORK

1. Drywall, fire-rated to meet local building code, plastered, taped filled and sanded ready for tenant's finish.

2. Metal rear service door (fire-rated to local building code requirements) to be provided and installed complete with all necessary hardware and painted finish.

3. If the nature of the Tenant's activities require automatic door opening apparatus in order to satisfy applicable building and safety codes, these doors will be installed at the tenant's sole cost.

4. Ceiling to exposed structure, unpainted.

5. Purchase and completion of the carpet (similar to the quality of the carpet installed in the Room 519).

6. Landlord is responsible for the installation of two heat pumps on the ceiling and is responsible for half of the expense of the installation of the duct & diffuser from the two heat pumps to the locals.

7. If the Tenant needs water in the Premise, bear all costs (material costs, labor costs) by the Tenant.

12. Electricity: 200 Amps — 120/208 Volts, 3 phase 4 wire from electrical room on 4th floor. But Landlord has right to ask Tenant to be responsible to installer (Tenant will be obliged to do that in 60 days after receiving the written notice by the Landlord) a transformer in electrical room on 5th floor and emerge in electrical system and the Tenant will be responsible for the expenses of these changes when the capacity of 4th floor cannot afford the requirement of the Tenant (Landlord will supply 600Volts, 3phase 4 wire or 3 wire from electrical room on 5th floor if the Landlord can't continue to supply 200Amps, 120/208 Volts 3phase 4 wire from the electrical room on the 4th floor).

13. Telephone: 1 inch diameter empty conduits with nylon pull string to the rear of the Premises.

14. All landscaping in the common area will be the responsibility and at the charge of the Landlord.

15. Tenant's exterior signs on the building will be the responsibility of the Tenant and shall respect the municipal and lease requirements. It is the responsibility of the Tenant to obtain all the permits necessary for the signs. The Tenant will have to obtain confirmation from the Landlord that the locations chosen for the installation of Tenant's signs are suitable.

INITIALS	
Landlord	Tenant

SCHEDULE E

TENANT'S WORK

3.01 Requirements Prior to Commencement of Tenants Work

(a) Submission of Plans. Drawings and Specifications to Landlord

Prior to the commencement of the Tenant's Work, the Tenant will submit to the Landlord for its approval: (i) one set of sepias and three white prints of each of its plans and drawings (including the plans and drawings for its sign(s)) together with the specifications for the finishing of the Premises, which plans, drawings and specifications must (1) be prepared by qualified architects, designers and engineers, and (2) include floor plans, a reflected ceiling plan, wall elevations, store front elevation, sections, details including details of any special facilities or installations which affect the Landlord's facilities, and sign design drawings and details; and (ii) complete mechanical and electrical drawings, which must include all under-floor requirements, special equipment connections and installations, water and sewage, HVAC distribution systems, sprinkler mains and runs, electrical diagrams and panel schedules. The Tenant shall pay all reasonable Landlord's fees for the review of the Tenant's plans, drawings and specifications, including outside consultants' fees for the review of mechanical and electrical plans and drawings, together with an administration fee equal to 15% of those outside consultants' fees.

(b) Landlord's Approval of Tenant's Plans. Drawings and Specification

If the Landlord notifies the Tenant that it does not approve the Tenant's plans, drawings and specifications, the Tenant must submit revised plans, drawings and specifications as required by the Landlord. If the Tenant falls to submit complete plans, drawings and specifications which meet with the Landlord's approval, acting reasonably, in time to complete the Tenant's Work prior to the Commencement Date of the Lease or the date for completion of the renovation of the Premises, then the Landlord may, by notice in writing, terminate the Lease, without legal proceedings and without prejudice to any of the Landlord's other rights and remedies and all amounts paid by the Tenant to the Landlord will be forfeited on such termination of the Lease.

(c) Tenant's Insurance

Before entering on the Premises for any purpose, the Tenant will provide the Landlord with a certificate of insurance on the Landlord's standard form, duly executed by the Tenant's insurers, evidencing that the insurance required to be placed by the Tenant pursuant to the Lease is in force.

(d) Tenant's Contractors

The Tenant will employ a general contractor who will be responsible for all construction within the Premises, including the contracting and co-ordination of all trades. All work on or in respect of the Premises will be performed by competent local workers.

(e) CSST Certificates

The Tenant will provide to the Landlord, prior to commencing any work on or in respect of the Premises, a current certificate of good standing from the Commission de la Santé et de la Sécurité du Travail in respect of the contractor and every sub-contractor which the Tenant proposes to employ or to permit to do work on or in respect of the Premises, certifying that each such contractor and sub-contractor has complied with all the requirements of the *Loi des Accidents du Travail* and the *Loi sur la Santé et de la Sécurité du Travail*, is a duly registered member and is in good standing at the date of the certificate. The Tenant will not permit any contractor or subcontractors to do work on or in respect of the Premises unless the foregoing certificate of good standing has been provided to the Landlord.

(f) Tenant's Permits

The Tenant will provide evidence satisfactory to the Landlord, prior to commencing any work on or in respect of the Premises, that the Tenant has obtained at its expense, all necessary consents, permits, licenses, inspections and certificates from all authorities having jurisdiction, and the Tenant will post permits when required by law.

INTITIALS	
Landlord	Tenant

Should the Tenant fail to obtain any required consent, permit, license, inspection or certificate, the Landlord may, but will not be obligated to, obtain it on behalf of the Tenant at the Tenant's expense.

3.02 Requirements With Respect to Performance of Tenant's Work

(a) Compliance with Laws, Insurers' and Landlord's Requirement

All Tenant's Work must comply with all applicable laws, building codes, permits and approvals for the work and with the requirements of the Landlord's insurers and the Landlord. If the Tenant is in default of this obligation and does not cure the default within the time period required by the authority, the Landlord's insurers or the Landlord, the Landlord may, but will not be obligated to, cure the default, and all charges and costs incurred by the Landlord will be paid to the Landlord by the Tenant, together with an administrative fee equal to 15% of those charges and costs.

(b) Compliance with Tenant's Plans. Drawings and Specifications

The Tenant will, after satisfying all the requirements of Section 3.01, complete the Tenant's Work in a good and workmanlike manner, using new materials, to the Landlord's satisfaction and in conformity with the plans, drawings and specifications approved by the Landlord. Mediocre or inferior materials or workmanship will be replaced by the Tenant at its expense by materials or workmanship of first class quality, to the Landlord's satisfaction. One set of the plans, drawings and specifications with the Landlord's consent endorsed on them will remain on the Premises at all times during completion of the Tenant's Work.

(c) Compliance with Landlord's Requirements

The Tenant, its contractors, and their employees and agents will: (i) abide by all safety regulations; (ii) provide adequate fire protection including, without limitation, fire extinguishers; (iii) deliver and store materials and tools as directed by the Landlord; (iv) stop immediately, if requested by the Landlord, any work which, in the opinion of the Landlord, by reason of public hazard, noise or otherwise, is likely to affect the normal operation of the Centre or any part of it; (v) be responsible for pick-up and disposal of its garbage at its expense, unless the Landlord provides facilities or designates a commercial service for the pick-up of garbage instead of, or in addition, to the service provided by the local municipality, in which case the Tenant will use such facilities or commercial service at its expense; and (vi) abide by all other reasonable requirements of the Landlord.

(d) Occupational Health and Safety

The Tenant will ensure that a comprehensive and rigorous health and safety program to protect workers is implemented for the performance of the Tenant's Work. The Tenant will indemnify Landlord in respect of all claims, infractions, prosecutions, alleged infractions, losses, costs and expenses and any fines or proceedings relating to fines or other offenses under all occupational health and safety and similar legislation that might be brought, imposed against, or suffered by the Landlord in connection with the performance of the Tenant's Work. In addition, the Tenant will do, at least the following: (i) ensure that all legal obligations imposed on constructors or on other persons supervising, completing or coordinating the Tenant's Work are properly performed, that all directions given by any governmental or other regulatory inspector are properly performed and that necessary access is provided to those inspectors; (ii) where the law provides for designations of separate projects, co-operate with the Landlord in having the Tenant's Work designated as a separate project se that the Landlord does not incur obligations as a constructor or similar obligations in connection with the performance of the Tenant's Work; (iii) comply with any recommendations of the Landlord with respect to health and safety requirements; (iv) employ only contractors and require contractors to employ only subcontractors that have good health and safety records, and provide evidence satisfactory to the Landlord concerning their health and safety records; and (v) provide to the Landlord whatever rights of access, inspection, and whatever information and documents the Landlord requires in order to ensure that the Tenant's obligations under this Section are complied with.

(e) Testing of Tenant's Systems

The Tenant will test all plumbing, gas, fire protection and electrical systems within five days of their installation and give two days prior written notice to the Landlord that such test will be performed. The Landlord may be present in the Premises when such test is performed. The Tenant will be responsible for any damage caused as a result of the performance of such test. The Tenant will provide the Landlord with a copy of the test results and final certificate(s) of approval.

INTITIALS	
Landlord	Tenant

Section 3.03 Requirements After Performance of Tenant's Work

(a) Tenant's Declaration

The Tenant will provide to the Landlord, within 60 days of completion of the Tenant's Work, a statutory declaration (the "Declaration"): (i) stating that the Tenant's Work has been performed in accordance with all of the provisions of this Schedule and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected; (ii) stating that there are no construction, builders, mechanics', workers, workers' compensation or other liens and or encumbrances affecting the Premises or the Centre with respect to work, services or materials relating to the Tenant's Work and that all accounts for such work, services and materials have been paid in full; (iii) listing each contractor and sub-contractor of whom the Tenant has knowledge who performed work or supplied services or materials in connection with the Tenant's Work; (iv) confirming the date upon which the last such work was performed and services and materials were supplied; and (v) confirming as correct an itemized list showing the actual cost of all improvements including, without limitation, sprinklers, washrooms, or any other special facilities.

(b) Final CSST Certificates

The Tenant will also provide to the Landlord, within sixty (60) days of completion of the Tenant's Work, a certificate of good standing from the Commission de la Santé et de la Sécurité du Travail in respect of each contractor and sub-contractor listed on the Declaration, certifying that each such contractor and sub-contractor has complied with all the requirements of the *Loi des Accidents du Travail* and the *Loi sur la Santé et de la Sécurité du Travail*, is a duly registered member and is in good standing at the date of the certificate.

(c) Occupancy Permit

The Tenant will obtain and provide to the Landlord a copy of all occupancy and other permits required by any authority having jurisdiction, to permit the Tenant to open for business.

3.04 TENANTS EXPENSES

All amounts payable by the Tenant pursuant to this Schedule will be paid to the Landlord as Additional Rent forthwith on demand, and failure by the Tenant to pay any amount payable pursuant to this Schedule shall entitle the Landlord, in addition to its other rights and remedies at law and under the Lease, to retain any amounts paid by the Tenant to the Landlord and to retain for its use, without payment for it, any work forming part of the Tenant's Work which has been commenced within the Premises, without prejudice to the Landlord's rights to claim and prove additional damages from the Tenant

INTITIALS	
Landlord	Tenant